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                                                                   EXHIBIT 23(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 12, 1996 included in Physician Reliance Network, Inc.'s Form 10-K for the year ended December 31, 1995, and to our reports dated March 20, 1995, incorporated by reference in the Company's Registration Statement on Form S-8 (No. 33-80955), and to all references to our Firm included in this registration statement.



                                       /s/ Arthur Andersen LLP
                                       -------------------------------
                                       ARTHUR ANDERSEN LLP

Dallas, Texas
 June 21, 1996